Ocean Freight Inc. Omega Building 80, Kifissias Avenue GR- 151 25 Amaroussion Greece

Attn: Mr. Kandylidis Antonis

Athens, April 16th, 2007

Dear Sir,

We write further to the above and with regard to our recent discussions, and are pleased to confirm that Fortis Bank Athens Branch is prepared to provide a secured term loan for OceanFreight Inc., subject to the following terms and conditions.

Total Facility of maximum USD 147,000,000 (United States Dollars One Hundred Forty Seven Million)

Facility Purpose	:	To provide debt finance for the acquisition of seven (7) vessels in total, described as follows (each a “Vessel” and collectively the “Vessels”):

Type	Vessel	DWT	Year Built	Yard

Bulk Carrier	M/V Pierre	70,316	1996	Sanoyas
Bulk Carrier	M/V Lansing	73,040	1996	Samsung
Bulk Carrier	M/V Topeka	74,710	2000	Hudong
Bulk Carrier	M/V Austin	75,229	1995	Fincantieri
Bulk Carrier	M/V Trenton	75,229	1995	Fincantieri
Bulk Carrier	M/V Helena	73,744	1999	Sumitomo
Bulk Carrier	M/V Juneau	149,495	1990	CSBC

Facility Type	:	Secured Term Loan (the “Facility”), evidenced by a loan agreement and other legal and commercial documents (the “Facility Agreement”).

Facility Amount	:

Up to a maximum amount of USD 147,000,000 (United States Dollars One Hundred Forty Seven Million), but in any event not more than 50% of the Fair Market Value (“FMV”) of the Vessels, whichever is lower.

1

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

The Fair Market Value shall be determined as the arithmetic average of the valuations of two independent sale & purchase brokers acceptable to the Agent.

Valuations obtained at the expense of the Borrower shall be limited to one per year.

Advance Ratio	:	Advance ratio is determined as the aggregate final drawn amount under the Facility against the FMV of the Vessels.

Time Charter	:	All seven (7) vessels will be time chartered according to the following table:

Name	DWT	Net Rate ($/d)	Delivery	Period (mos)	Charterer

M/V Pierre	70,316	22,425	April 30-Jun 15, 2007	Min 36-Max 40 chopt	Magellano Marine C.V
M/V Lansing	73,040	23,100	May 15-Jun 30, 2007	Min 22-Max 26 chopt	Transbulk 1904 AB
M/V Topeka	74,710	21,656	May 15-Aug 15, 2007	Min 38-Max 45 chopt	D’Amato Societa
M/V Austin	75,229	24,375	May 1-Jun 30, 2007	Min 34-Max 38 chopt	Deiulemar
M/V Trenton	75,229	24,375	May l-June 30, 2007	Min 34-Max 38 chopt	Deiulemar
M/V Helena	73,744	29,000	May 1-June 30, 2007	Min 10-Max 14 chopt	Express Sea Transport
M/V Juneau	149,495	40,000	May 1-July 15, 2007	Min 24 months	To be determined

Borrower	:	OceanFreight Inc., a corporation registered under the laws of a jurisdiction acceptable to the Agent.

Corporate Guarantors	:	Jointly and severally, the SPCs which will unconditionally and irrevocably guarantee the obligations of the Borrower under the Facility Agreement.

The SPCs will be 100% owned by the Borrower.

Arranger/Book runner	:	Fortis Bank, Athens Branch or any entity within our group (“Fortis Bank” and/or the “Arranger”).

Fortis Bank reserves the right to syndicate out part of the Facility to one or more financial institutions, such institutions to be selected in consultation with the Borrower.

Manager	:	Cardiff Marine Inc., Quintana Management LLC and Allseas Marine S.A., as commercial and technical managers, and any other reputable company as technical manager acceptable to the Arranger.

Agent	:	Fortis Bank

Drawdown	:	In multiple tranches on delivery of each Vessel but in any event not later than the earlier of a) 5 months from the signing of the Offer Letter or b) 16th August 2007.

2

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

Final Maturity	:	8 years from Drawdown, or earlier in accordance with the Facility Agreement.

Repayment	:	In 16 consecutive semi-annual instalments commencing 6 months after last drawdown, depending on the final Advance Ratio, as shown in the table below:

Advance Ratio The lesser of	Instalments in USD 1st - 6th		Instalments in USD 7th - 16th	Balloon in USD

40% or USD 118,000,000	4,000,000		8,400,000	10,000,000

50% or USD 147,000,000	1st - 5 th 9,800,000	6th 4,000,000	7th - 16th 8,400,000	Balloon in USD 10,000,000

The final balloon payment to be paid together with the 16th instalment.

Any extra amount drawn above USD 118,000,000, but in any case lower than USD 147,000,000, will have to be repaid within the first five (5) instalments pro-rata.

Voluntary Prepayment	:	Prepayable in whole or in part without penalty on any interest payment date, subject to (15) days written notice to the Agent, in minimum amounts of USD 500,000 or integral multiples thereof.

Prepayments will be applied to the repayment schedule pro rata.

Any break funding costs associated with prepayment(s) shall be for account of the Borrower.

Involuntary
Prepayment	:	The net proceeds from the sale or total loss of the Vessel shall be applied promptly on receipt towards the prepayment of the Facility according to the repayment schedule pro rata.

Arrangement Fee	:	0.70 % flat of the Facility Amount, payable to the Arranger upon signing of the Loan Agreement.

Commitment Fee	:

0.40% per annum, payable semi-annually in arrears from the date of signing but not later than three months from the signing of the Loan Agreement, over the committed but undrawn portion of the Facility.

3

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

Interest	:	Interest will be charged over the outstanding portion of the Facility, at the rate of the Margin over :-

1, 3, 6, 9 or 12 month USD Libor, or such longer periods as the Agent may agree.

Unlimited 1 month interest periods in any calendar year will be permitted.

Interest will be calculated on the basis of the actual number of days elapsed in a year of 360 days, and shall be payable at the earlier of the end of an interest period and quarterly in areas.

Margin	:	Margin will be adjusted based on the final Advance Ratio as follows:

Advance Ratio (AR)	Margin p.a. above LIBOR

45%<AR< 50%	1.25%
40%<AR< 45%	1.20%
AR< 40%	1.15%

Hedging	:	Any interest rate hedge instrument of the Borrower to be effectuated by the Agent and will be secured pari passu with the other securities under this Facility Agreement but ranking after the Facility.

Security	:	Usual and customary for a transaction of this type, including but not limited to:

		–	First priority cross-collateralized mortgages over the Vessels in a jurisdiction acceptable to the Agent.

		–	First priority assignment of the Vessels’ insurances, including but not limited to Hull & Machinery, Protection & Indemnity, Loss of Hire, War Risks and MII.

Marine and War Risks shall be for a minimum of 130% of the outstanding Facility Amount.

The cost of MII taken out by the Agent shall be for the account of the Borrower.

		–	First priority assignment of all earnings of the Vessels.

		–	Specific assignment of the Time Charters.

4

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

		–	First priority pledges over the Operating and Retention accounts held with the Agent.

		–	Unconditional and irrevocable Guarantee from the Corporate Guarantors for the obligations of the Borrower under the Facility Agreement.

		–	Manager’s Undertaking by the Manager of the Vessels.

Application of Earnings	:	All earnings of the Vessels shall be paid to the Agent for credit to the Vessels’ Operating Accounts of the Borrowers held with the Agent.

Said earnings to be applied as follows :-

		–	First, toward payment of all sums other than principal or interest due under the Facility Agreement which may be owing to the Banks.

		–	Second, in or towards payment of one sixth of the next semi-annual instalment and the relevant monthly proportion of accruing interest which will be transferred to the pledged Retention Account each month.

Surplus earnings to be released to the Borrowers.

Covenants	:	Usual and customary for a transaction of this type, including but not limited to :-

		–	All capital stock of each Guarantor to be owned directly or indirectly by the Borrower.

		–	The flag of the Vessels to be acceptable to the Agent.

		–	The Vessels to be in class, free of any overdue recommendations.

–

Commercial, technical and/or operational management of the Vessels to be executed by Cardiff Marine Inc., or Quintana Maritime or Allseas Marine (hereafter called the “Managers”) or any other company acceptable to the Agent.

5

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

		–	No change of flag, classification society, intermediate or ultimate ownership and management of the Vessels without the prior written consent of the Agent, which shall not be unreasonably withheld.

		–	No additional loans/ debt on the Vessels without prior written consent of the Agent.

		–	The Borrower will from the required date at all times during the security period comply with the International Management Code for the Safe Operation of Ships and for Pollution Prevention adopted by the International Maritime Organisation.

		–	The Vessels’ Operating and Retention Accounts to be held with the Agent.

		–	Cross default with respect to the other obligations of the Borrower and the Corporate Guarantors for any amount in excess of USD 1,000,000.

		–	No change in the Dividend Policy as defined in the IPO prospectus without prior written consent of the Agent.

		–	The Borrower shall provide the Agent with audited consolidated annual accounts within 180 days of the year-end and combined semi annual management accounts within 90 days of the half-year end. Further relevant financial information shall be provided on demand.

		–	Copies of any filings with, and reports to, the SEC by the Borrower.

		–	The Borrower and the Corporate Guarantors to provide such other documents and evidence as the bank shall require based on applicable laws and regulations and the bank’s own internal guidelines relating to the bank’s verification of the identity and knowledge of its customers.

		–	Material Adverse Change, which is continuing.

Financial Covenants	:	Usual and customary for a transaction of this type, including but not limited to:

For the Borrower:

		–	Value Maintenance Clause (VMC): The aggregate market value of the Vessels over the amount outstanding under the Facility should at all times be, based on the Advance Ratio, at least as follows:

6

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

Advance Ratio	VMC

45%<AR<50%	160%
40%<AR<45%	155%
AR< 40%	150%

The aggregate market values shall be determined as the arithmetic average of the valuations of two independent sale & purchase brokers acceptable to the Agent (any of Clarksons, Fearnleys, Arrow, ASM, ACM, SSY, Platou).

Vessels shall be valued twice a year to test the VMC and any other time at the request of the Agent. Valuations obtained at the expense of the Borrower shall be limited to (one) per year.

–	Corporate Leverage: Total Interest Bearing Debt over the sum of Total Interest Bearing Debt plus shareholders’ equity adjusted to reflect the market value of the Borrower’s assets, not to exceed 70%.

–	Cash built-up: A cash built-up pledged with the Agent, shall apply for the first three years and shall remaining in place thereafter, depending on the Advance Ratio:

Advance Ratio	Months from final Drawdown

	6	12	18	24	30	36

	Cash built-up (in min USD)

45%<AR< 50%	2.5	5.0	5.0	5.0	6.0	7.0
40%<AR< 45%	3.0	6.0	7.0	8.0	10 0	12.0
AR< 40%	3.5	7.0	8.0	9.0	11.0	14.0

		–	Net Worth : Outstanding shares of the Borrower multiplied by the average share price during the last quarter not to be less than USD 150.0 min. In the event of a new equity issuance, the Agent should reserve the right of revisiting the Net Worth clause.

		–	Interest Cover : The ratio of EBITDA to Net Interest Expense shall not fall below the level of 3.0x. EBITDA is defined as consolidated earnings before interest, taxes, depreciation and amortization for the Borrower measured on a trailing twelve-month basis, calculated at the end of each fiscal quarter. EBITDA shall be adjusted for non-cash losses or gains on assets sales adding back any vessels’ survey expenses.

Dividends	:	The Borrower may pay freely dividends provided that:

7

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

		–	The dividend declaration shall be accompanied by a compliance certificate evidencing in form and substance satisfactory to the Agent that there is no Event of Default and that no such Event of Default would occur out of the distribution of such dividend,

		–	Evidence that the Value Maintenance Clause is complied with is provided to the Agent.

Conditions Precedent	:	Usual and customary for a transaction of this type, including but not limited to :-

		–	Satisfactory valuations of the Vessels by two independent sale & purchase brokers appointed by the Arranger. The aggregate market values shall be determined as the arithmetic average of the valuations of two independent sale & purchase brokers acceptable to the Agent (any of Clarksons, Fearnleys, Arrow, ASM, ACM, SSY, Platou).

		–	The Vessels to be on time charters with the Charterers. The time charter agreement to be reviewed and have a wording satisfactory to the Arranger.

		–	Prior to the Drawdown in relation to M/V Juneau, the Borrower shall furnish to the Agent a time charter agreement with a charterer acceptable to the Agent, at a net rate of at least USD 40,000 per day and for a minimum duration of 24 months.

		–	The Borrower to provide such other documents and evidence as the bank shall require based on applicable laws and regulations and the bank’s own internal guidelines, relating to the bank’s verification of the identity and knowledge of its customers.

		–	Satisfactory technical survey of the Vessels by surveyors appointed by the Agent at the expense of the Borrowers.

		–	Prior to drawdown, a favourable opinion from the Arranger’s insurance consultants at the expense of the Borrower confirming that the required insurances have been placed and are acceptable to the Arranger, and that the underwriters are acceptable to the Arranger.

		–	Letters of undertaking from the insurance brokers, inclusive confirmation notices of assignment, notices of cancellation and loss payable clause acceptable to the Arranger.

8

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

		–	The Borrower shall have accomplished the initial public offering on the NASDAQ Stock Exchange of its common stock identified in its Form F-l Registration Statement / Prospectus (the “IPO”) filed with the Securities and Exchange Commission.

		–	All Vessels have to be delivered unencumbered to the Borrower or the Corporate Guarantors.

		–	The Management Agreement shall have been executed and delivered to the Arranger before the signing date of the Facility agreement and have a wording satisfactory to the Arranger.

		–	The Arranger shall be satisfied with the corporate and capital structure of the Borrower and its subsidiaries to be established according to the F-l Registration Statement.

		–	After accomplishing the Transaction, the Borrower and its subsidiaries shall have no outstanding indebtedness or contingent liabilities, except for indebtedness incurred pursuant to the Term Loan Facility, accounts payable and such other disclosed existing indebtedness and disclosed contingent liabilities of the Borrower and its subsidiaries, if any, as shall be permitted by the Arranger, and all stock of the Borrower’s subsidiaries shall be owned by the Borrower, in each case free and clear of liens (other than those securing the Term Loan Facility and such other exceptions as may be mutually agreed upon).

		–	All necessary governmental approvals (domestic and foreign) and third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Term Loan Facility and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Arranger, restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Term Loan Facility or otherwise referred to herein. Additionally, there shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the Transaction or the transactions contemplated by the Term Loan Facility.

Events of Default	:	Usual and customary for a transaction of this type, including but not limited to :-

9

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

		–	Failure to pay any amounts due when required under the Facility Agreement.

		–	Cross default with respect to the other obligations of the Borrower and the Corporate Guarantors.

		–	Default under any other credit agreement.

		–	Cross default to other indebtedness.

		–	Bankruptcy, insolvency, etc.

		–	Change of control.

		–	Material Adverse Change, which is continuing.

General Conditions	:	In addition to the terms and conditions set out in this letter, the General Terms and Conditions of Fortis Bank Athens Branch will apply.

Market Flex Provision	:

The Arranger shall be entitled, after consultation with the Borrower, to change the terms and conditions, pricing, fees and structure of the Facility if the Arranger determines that such changes are required to ensure the successful syndication of the Facility (it being understood that the Arranger’s final hold position shall be established), provided that the total amount of the commitments under the Facility remain unchanged.

Clear Market	:

During the period from the date of the signing of a mandate/commitment letter to the date, following close of primary syndication, the Borrowers and their subsidiaries shall not announce, enter into discussions to raise, raise or attempt to raise any other finance in the international or any relevant domestic syndicated loan markets (including, but not limited to, any bilateral or syndicated facility, bond or note issuance or private placement other than the IPO) without the prior written consent of Arranger not to be unreasonably to withheld.

Documentation	:	Usual and customary for a transaction for this type.

Increased Costs	:	The documentation will include a provision requiring the Borrower to reimburse the Lender for any increased costs, which are incurred as a result of regulatory changes.

Representations / Warranties	:	Usual and customary for a transaction for this type.

10

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA

Taxation	:	Any payments under the Facility Agreement are to be made free and clear of all present and future taxes, levies, duties or deductions of any nature whatsoever, levied either now or at any future time.

Expenses	:

All costs incurred in connection with the establishment and maintenance of the Facility, the Facility Agreement and security documents, including legal fees and out of reasonable pocket expenses will be for the account of the Borrower.

Governing Law	:	The laws of England and the non-exclusive jurisdiction of the English courts.

This offer letter will remain valid until the close of business, Athens time on the 20th of April 2007.

If you agree with contents of this offer letter, we kindly request you return to us the copy, dated and duly signed.

Yours Sincerely,

For and on behalf of

/s/ G. ARCADIS	/s/ D.P. CHRISTACOPOULOS
Fortis Bank G. ARCADIS	D.P. CHRISTACOPOULOS
Athens Branch

/s/ ANTONIOS KANDYLIDIS
ANTONIOS KANDYLIDIS
AUTHORIZED SIGNATORY
Ocean Freight Inc.

11

FORTIS BANK, ATHENS BRANCH
166, Syngrou Ave. 176 71 Athens, GREECE Tel: + 30 210 9544 350, Fax: + 30 210 9544368 BIC: GEBAGRAA